EXHIBIT 10.7

FIRST AMENDMENT TO AMENDED AND RESTATED PURCHASE AND SALE
AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of December 21, 2006, by and among BHR TEXAS, L.P., a Delaware limited partnership, INTERCONTINENTAL HOTELS GROUP RESOURCES, INC., a Delaware corporation, CROWNE PLAZA LAX, LLC, a Georgia limited liability company, HOLIDAY PACIFIC PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership, and INTERCONTINENTAL HOTELS GROUP (CANADA), INC., an Ontario corporation (such parties are referred to individually and collectively, as the context may require, as “Seller”), and HPT IHG-2 PROPERTIES TRUST, a Maryland real estate investment trust (“Buyer”).

RECITALS:

WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Purchase and Sale Agreement dated as of February 9, 2005 (the “Agreement”); and

WHEREAS, Seller and Buyer closed the transaction pursuant and subject to the terms and conditions of the Agreement on February 16, 2005;

WHEREAS, Intercontinental Hotels Group (Canada), Inc. is the successor by amalgamation, effective on December 15, 2006, of 220 Bloor Street Hotel, Inc. and Staybridge Markham Inc.; and

WHEREAS, the Agreement requires the Buyer to make scheduled post-closing Additional Purchase Price (as defined in the Agreement) payments; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto agree as follows:

1.             Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

2.             Section 3.2(b) of the Agreement is deleted in its entirety and replaced with the following:

Buyer shall pay Twenty-Five Million and No/100 Dollars ($25,000,000.00) (“Additional Purchase Price”) to Seller by federal reserve bank wire transfer to such account and bank as Seller shall designate in writing to Buyer in installments as follows: (i) $10,000,000.00 on December 31, 2005 and, (ii) $15,000,000.00 on December 31, 2007.

3.             All references in the Agreement to the Agreement shall be deemed to be references thereto as amended hereby.

4.             As modified hereby, the Agreement is in full force and effect and is hereby ratified and confirmed.

5.             This Amendment may be executed in one or more counterparts, all of which counterparts shall constitute but one and the same document.

[Remainder of Page Blank]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment under seal as of the day and year first above written.

SELLER:

Holiday Pacific Partners Limited Partnership, a
Delaware limited partnership

By: Holiday Pacific Equity Corporation, a
Delaware corporation, as its general partner

By:	/s/ Robert J. Chitty
Robert J. Chitty, as its Vice President

BHR Texas, L.P., a Delaware limited partnership

By: Intercontinental Hotels Group Resources, Inc., a Delaware corporation, as its general partner

By:	/s/ Robert J. Chitty
Robert J. Chitty, as its Vice President

Intercontinental Hotels Group (Canada), Inc., an Ontario corporation

By:	/s/ Robert J. Chitty
Robert J. Chitty, as its Vice President

[Signature Page to First Amendment to Amended and Restated Purchase and Sale Agreement]

Crowne Plaza LAX, LLC, a California limited liability company

By:	/s/ Robert J. Chitty
Robert J. Chitty, as its Vice President

BUYER:

HPT IHG-2 Properties Trust, a Maryland real estate investment trust

By:	/s/ John G. Murray
Name: John G. Murray
Title: President

[Signature Page to First Amendment to Amended and Restated Purchase and Sale Agreement]